EXHIBIT 10.4

THIS LEASE (hereinafter "Agreement" or "Lease"), is made and entered into as of this 1st day of June, 2002, by and between SCIENTIFIC TECHNOLOGY, INC., a California corporation (hereinafter referred to as "Landlord") and SCIENTIFIC TECHNOLOGIES, INC., Automation Sensors Division, an Oregon corporation (hereinafter referred to as "Tenant").

RECITALS:

A. Landlord is the owner of that certain real property more fully described on Exhibit "A", attached hereto and by this reference incorporated herein.

B. The Property is located at 1025 W. 1700 N., Logan, Cache County, Utah and consists of ground and improvements, including a newly constructed building containing 25,000 square feet. The land and improvements are collectively called the "Property" herein.

C. Tenant is desirous of leasing the Property from Landlord, and Landlord is desirous of leasing the Property to the Tenant.

D. Landlord and Tenant have communicated to one another the above- described circumstances, and have heretofore negotiated the terms of this Agreement and desire to memorialize the same by this instrument.

NOW, THEREFORE, in consideration of the above premises, the covenants and promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Landlord and Tenant hereby agree as follows:

ARTICLE I - LEASE

1.01. Lease of Property. In consideration of the rents, covenants and agreements hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby rents from Landlord, the Property, together with all improvements and fixtures presently associated therewith.

1.02. Term. The term of this Lease shall be for a total period of five (5) years, commencing on the date of this Agreement and ending five years from the date hereof, plus any additional periods that the parties may agree upon pursuant to Paragraph 1.03, below.

1.03. Additional Periods. Tenant and Landlord shall have the right to negotiate for additional periods or extensions of this Lease on terms agreeable to the parties.

1.04. Lease Payments. Tenant agrees to pay, and Landlord agrees to accept as lease payments $10,500.00 on June 1, 2002 and $10,500.00 on the 1st day of each month thereafter throughout the lease term. This represents $.42/square foot/month based on the 25,000 square foot building.

1.05. Rent Increase. The monthly rent described in paragraph 1.04 shall be increased, effective on the first day of the next month, by the percentage increase, if any, which has occurred in the Consumer Price Index between June 1, 2002 and November 30, 2004. Such percentage increase shall be determined by using the Consumer Price Index (CPI) for All Urban Consumers as issued by the Bureau of Labor Statistics of the United States Department of Labor, or its successor, published for "All Items" "U.S. City Average" (1982-84 = 100). The index numbers to be used for the purposes of this Section shall be those in effect for the dates described above and if such Index shall be converted to a different standard reference base or shall otherwise be revised, the percentage increase shall be made with the use of such conversion factors, formula or tables as may be published for such purpose. Each one (point) percent (1%) in the CPI shall result in a one percent (1%) increase in the rental amount due.

1.06. Delinquent Payment. On any payment due hereunder which is not made on the due date thereof or within fifteen (15) days thereafter, the Tenant agrees to pay a late charge of five percent (5%) of the unpaid amount of such installment to cover the additional expense of handling and processing such delinquent payment or payments. Said late charge shall be paid at the time the delinquent amount is paid in addition to and as a condition to Landlord accepting such delinquent payment. In addition, such unpaid amount shall bear interest at the rate of one percent (1%) per month from the date delinquent until paid.

ARTICLE II - RIGHTS AND DUTIES OF TENANT

2.01. Use Of The Leased Property.

a. Tenant may use the Property for any legal use so long as such use does not waste or pollute the Property.

b. The Tenant shall not do or permit anything to be done in or about, or bring or keep anything in the Property which will, in any way or to any extent adversely affect any fire, liability or other insurance policy carried with respect to the building, conflict with or violate any law, statute, ordinance, rule, regulation or requirement of any governmental unit, agency or authority (whether existing or enacted as promulgated in the future, known or unknown, foreseen or unforeseen) or damage the structural soundness of the Building, or any part thereof.

c. Tenant will keep the Property and every part thereof in a clean, neat, and orderly condition, free of objectionable noise, odors, or nuisances, will in all respects and at all times fully comply with all health and policy regulations, and will not suffer, permit, or commit any waste.

2.02. Improvements by Tenant. All repairs to and improvements on the Property shall be made by the Tenant at the Tenant's expense. The Tenant shall not make any alterations or improvements in or to the Property without the prior written consent of the Landlord, which consent shall not be unreasonably withheld. All fixed alterations and improvements made or added to the Property, such as carpets, cabinets and other attached equipment and fixtures (excluding trade fixtures, phone system and related accessories and other equipment used in Tenant's business or subleased) shall belong to the Landlord at the expiration or termination of this Lease.

2.03. Repair and Maintenance.

a. Subject to 2.03e below, tenant hereby accepts the Property in the condition it is in at the beginning of this Lease. Tenant shall at all times during the term hereof, and any extensions thereof, keep the Property in good repair and condition, ordinary wear and tear excepted.

b. The Landlord shall not be liable for any damage or injury by water, which may be sustained by Tenant or other person or for any other damage or injury resulting from the carelessness, negligence, or improper conduct on the part of any other Tenant or agents, or employees, or by reason of the breakage, leakage or obstruction of the water or sewer, pipes, or other leakage in or about the said building or caused by weight of snow or ice or any other damage caused by the elements.

c. Except as specifically otherwise provided, Tenant is responsible for all upkeep on the Property and is solely responsible for glass breakage, regardless of cause. Tenant must provide all snow removal.

d. Tenant agrees to keep and maintain at its own expense in good condition and repair all heating, air conditioning, plumbing and electrical services and equipment.

e. The parties acknowledge that with a new building there may be some "punch list" items or other problems requiring correction. Landlord agrees to diligently complete and/or remedy or correct any such problems so that the building and its services operate as intended.

2.04.  Utility Costs and License.  Tenant agrees to pay all utility charges, including, but not limited to, electricity, gas, water, and telephone, and to pay for fire and general hazard insurance on all property belonging to Tenant on the Property and to pay all license fees and other costs of operation of its business. In the event of a default by the Tenant in this covenant, the Landlord shall have the right to pay and discharge any obligations on which Tenant remains in default for more than thirty (30) days, and the amount so paid by the Landlord shall be payable to Landlord on demand and shall bear interest from the date paid until reimbursed to the Landlord at the rate of one percent (1%) per month. This is an optional remedy with Landlord, and the election of such remedy by Landlord shall not constitute a waiver by Landlord of Landlord's rights to proceed against Tenant for default as elsewhere herein provided. In the event Landlord elects this remedy, the act of default by Tenant shall be Tenant's failure to pay on demand.

2.05. Assignment and Subletting. Tenant may sublet all or any part of the Property for any legal use as permitted in this Lease, with the prior written consent of Landlord. Tenant must provide written notice to Landlord of any subtenants, the nature of their use and duration of their tenancy within ten (10) days of signing a sublease or granting possession, whichever first occurs.

2.06. Regulations. Tenant covenants and agrees to make no unlawful use of the Property and to comply with all of the statutes, ordinances, rules, orders, regulations and requirements of federal, state and municipal or other governmental authorities, and to acquire, at its own expense, all necessary licenses and permits in connection with the Property and Tenant's business activities thereon.

2.07. Insurance and Indemnity.

a. Landlord shall not at any time or to any extent whatsoever be liable, responsible, or in any way accountable for any loss, injury, death, or damage to persons or property, from any cause or causes whatsoever except for Landlord's or Landlord's agent's negligence, which at any time may be suffered or sustained by Tenant or by any person whosoever at any time using, occupying or visiting the Property or be in, on or about the same or the sidewalks and driveways adjacent and Tenant agrees to indemnify and save Landlord harmless from any and all claims, liabilities, losses, damages, costs, and expenses whatsoever arising out of any such loss, injury, death, or damage.

b. Tenant shall, at all times during the term of this Agreement, maintain in full force and effect, and pay all premiums for, public liability insurance with a reputable insurance company or companies acceptable to Landlord covering Tenant's activities on the Property. The general liability limits of said policy or policies shall not be less than $1,000,000.00 per person and per occurrence. Said insurance shall name the Landlord as an additional insured.

c. All insurance policies of Tenant shall be issued by companies and in forms satisfactory to Landlord and shall expressly provide that the insurance company shall notify the Landlord in writing at least thirty (30) days prior to any lapse or cancellation. Each such policy or a duplicate or appropriate evidence shall be delivered to Landlord. Tenant agrees if Tenant does not procure such insurance and keep the same in full force and effect, Landlord, at its option and subject to its right of reimbursement, may take out the necessary insurance and pay the premium. Tenant waives its right of subrogation against Landlord for any reason whatsoever, and any insurance policies herein required to be procured by Tenant shall contain an express waiver of any right of subrogation by the insurer against Landlord.

d. Tenant shall be responsible to provide fire and casualty insurance on Tenant's personal property.

e. Tenant shall procure insurance insuring the Landlord against loss or damage to the Property, and improvements and fixtures belonging to Landlord by reason of fire and other casualties (Broad Form) with a qualified insurance company or companies qualified in an amount and of such coverage as are satisfactory to and approved by Landlord. The proceeds of such insurance in case of loss or damage shall be paid to Landlord to be applied on account of the obligation of Landlord to repair and/or rebuild the building pursuant to Article 5.03. Any proceeds not required for such purpose shall be the sole property of Landlord.

2.08. Subordination. Upon request of Landlord, Tenant will subordinate its rights to the lien of any mortgage or mortgages, or lien or other security interest resulting from any other method of financing or refinancing, now or hereafter in force against the land and/or building. The provisions of this paragraph notwithstanding, so long as Tenant is not in default, this Lease shall remain in full force and effect for the full term and shall not be terminated as a result of any foreclosure or sale or transfer in lieu of such proceedings pursuant to a mortgage or other instrument to which Tenant has subordinated its right.

2.09. Amendment. Tenant agrees that from time to time it shall, if so requested by Landlord and if doing so will not substantially and adversely affect Tenant's economic interests under this Lease, join with Landlord in amending the terms of this Lease so as to meet the reasonable needs or requirements of any lender which is considering furnishing or which has furnished any of the financing for the property.

2.10. Tenant's Certificate. Tenant shall, within fifteen (15) days after the date of this Lease, and thereafter at Landlord's request, execute and deliver to Landlord a written declaration which shall: (1) ratify this Lease; (2) express the beginning date and termination date hereof; (3) certify that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be stated); (4) state that all conditions under this Lease to be performed by Landlord have been satisfied, or state which conditions remain unsatisfied; (5) state that there are no defenses or offsets against the enforcement of this Lease by the Landlord, or stating those claimed by Tenant; (6) state the amount of advance rental, if any, (or none if such is the case) paid by Tenant; (7) state the date to which rental has been paid; (8) state the amount of security deposited with Landlord; and (9) state such other information as Landlord may reasonably request. Landlord's mortgage lenders and/or purchasers shall be entitled to rely upon such declaration.

2.11. Landlord's Certificate. Landlord shall, within fifteen (15) days after the date of this Lease, and thereafter at Tenant's request, execute and deliver to Tenant a written declaration which shall: (1) ratify this Lease; (2) express the beginning date and termination date hereof; (3) certify that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be stated); (4) state that all conditions under this Lease to be performed by Tenant have been satisfied, or state which conditions remain unsatisfied; (5) state that there are no defenses or offsets against the enforcement of this Lease by the Tenant, or stating those claimed by Landlord; (6) state the amount of advance rental, if any, (or none if such is the case) paid by Tenant; (7) state the date to which rental has been paid; (8) state the amount of security deposited with Landlord; and (9) state such other information as Tenant may reasonably request. Tenant's lenders and/or purchasers shall be entitled to rely upon such declaration.

2.12. Attornment. In the event of the sale or assignment of Landlord's interest in the Property, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage or other security instrument made by Landlord covering the Property, Tenant shall attorn to the assignee or purchaser and recognize such purchaser as Landlord under this Lease.

2.13. Hazardous Substances. Tenant shall not cause or permit any Hazardous Substances to be used, stored, generated or disposed of in, on or about the Property. Tenant shall indemnify and hold harmless Landlord from any and all claims, damage, fines, judgments, penalties, costs, expenses or liabilities (including, without limitation, any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising during or after the Term, if any, from or in connection with the use, storage, generation or disposal of hazardous substances in, on or about the Property. The indemnification contained herein shall survive any expiration or termination of the Term. As used herein, "Hazardous Substances" means any substance which is toxic, ignitable, reactive, or corrosive or which is regulated by Environmental Laws.

ARTICLE III - EMINENT DOMAIN

3.01. Total Taking. If the whole of the Property shall be taken or condemned by any competent authority for any public use or purpose or if so much thereof shall be taken so that Tenant would be unable to continue normal business operations, then the Lease term hereby granted shall cease on the day prior to the vesting of title in such authority and lease payments hereunder shall be paid and adjusted as of that date; any prepaid rental shall be prorated as of the date of such termination and returned to Tenant.

3.02. Partial Taking. If a portion of the Property shall be taken and, as a result thereof, there shall be such a major change in the character of the Property as to prevent Tenant from using the same in substantially the same manner as theretofore used, then and in that event Tenant, within fifteen (15) days after the date of such vesting of title, may either cancel and terminate this Agreement as of the date when that part of the Property so taken shall be required for such public purpose, or said Tenant may continue to occupy the remaining portion. In the event Tenant shall remain in possession and occupancy of the remaining portion of the Property, all the terms and conditions of this Agreement shall remain in full force and effect with respect to such remaining portion, except that the lease payments reserved to be paid hereunder shall be equitably adjusted according to the amount and value of such remaining space; and provided, further, that Landlord shall, at Landlord's own expense, promptly and with all reasonable diligence, do such work as to make the remainder of the Property usable by Tenant and this Agreement shall continue for the balance of its term, subject to the terms and conditions herein stated.

3.03. Condemnation Award. The entire award of damages or compensation for the Property taken via eminent domain, or the amount paid pursuant to private purchase in lieu thereof, whether such condemnation or sale be total or partial, shall belong to Landlord, except that damages awarded for any loss of Tenant's shall belong to Tenant. Tenant may interpose and prosecute, in any condemnation proceeding, a claim for the value of any trade fixtures installed in the Property by Tenant, and in the case of a partial condemnation of the Property, the cost, loss or damages sustained by Tenant as the result of the alterations, modifications or repairs which may reasonably be required by Tenant in order to place the remaining portion of the Property, not so condemned, in a suitable condition for Tenant's further occupancy.

ARTICLE IV - EVENTS OF DEFAULT; REMEDIES

4.01. Default by Tenant. Upon the occurrence of any of the following events Landlord shall have the remedies set forth in paragraph 4.02.

A. Tenant fails to pay any rental or any other sum due hereunder within fifteen (15) days after the same shall be due.

B. Tenant fails to perform any other term, condition, or covenant to be performed by it pursuant to this Agreement within thirty (30) days after the written notice of such default shall have been given to Tenant by Landlord.

C. Tenant shall become bankrupt or insolvent or file any debtor proceedings or have taken against such party in any court pursuant to state or federal statute, a petition in bankruptcy or insolvency, reorganization, or appointment of a receiver or trustee; and such proceeding shall not be dismissed, discontinued or vacated within thirty (30) days from the filing or appointment; or Tenant suffers this Lease to be taken under writ of restitution.

D. The doing, or permitting to be done, by Tenant of any act which creates a mechanic's lien or claim against the Ground or Building on the Property if not released or otherwise provided for by indemnification satisfactory to Landlord within thirty (30) days after written notice of such from Landlord.

4.02.  Remedies on Default.

a. If Tenant shall fail to cure any default under paragraph 4.01 within the time provided therein, or if a receiver be appointed for Tenant, or if Tenant for any reason be insolvent, or if a Tenant vacates or abandons the leased property, then Landlord, besides other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the property without liability to any person for damages sustained by reason of such removal. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant;

b. Should Landlord elect to re-enter as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease to the same extent and with all the legal incidents as if the term had expired by efflux of time, or it may from time to time relet the property for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable, with the right to make alterations and repairs to said Property;

c. Upon such re-letting (1) Tenant shall be immediately liable to pay to Landlord, in addition to any rent or other sums then due and unpaid hereunder, the cost of expense of such re-letting and of such reasonable alterations and repairs incurred by Landlord and the amount, if any, by which the rent reserved in this Lease for the period of such re-letting (up to but not beyond the term of this Lease) exceeds the sum agreed to be paid as rent for the property for such period on such reletting; or (2) at the option of Landlord, rents received by Landlord from such re-letting shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second to the payment of any costs and expenses of such re-letting and of such alterations and repairs; third to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If Tenant has been credited with any rent to be received by such re-letting under option (1) and such rent shall not be promptly paid to Landlord by the new Tenant, during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly, or at Landlord's option the deficiency amount may be accelerated to the end of the lease term and declared immediately due and payable;

d. No such re-entry or taking possession of the property by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination be decreed by a court of competent jurisdiction. Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach;

e. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the property and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term of the then reasonable rental value of the property for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord;

ARTICLE V - RIGHTS AND DUTIES OF LANDLORD

5.01. Quiet Enjoyment. Landlord warrants and represents that it shall place and maintain Tenant in the peaceful and undisturbed possession of the Property throughout the entire term of this Agreement (including any extensions thereof) so long as Tenant pays the lease payments and performs all of its covenants as specified herein.

5.02.  Taxes and Other Assessments.  Tenant shall pay all real property taxes and assessments of any kind and nature which are or which may be assessed against the Property during the term of this Lease.

5.03.  Fire And Other Casualty. In the event the building is rendered untenantable by fire or other casualty during said term so that the same may be rebuilt within 120 days thereafter, then Landlord may rebuild said building and the rental hereunder shall abate during such period of rebuilding. If said rebuilding cannot be made and completed within 120 days then Landlord or Tenant shall have the right and option to terminate this Lease. In the event the building is rendered partially untenantable by fire or other casualty during said term so that the same may be rebuilt within 120 days thereafter, then Landlord shall rebuild said building and the rental hereunder shall abate during such period of repair in the proportion that the portion of the leased building rendered untenantable bears to the entire leased building.

5.04. Entry by Landlord. Landlord or its agents shall have the right to enter and inspect the Property upon reasonable notice to Tenant and at reasonable times and in such a manner so as not to interfere with Tenant's business, to examine the Property and to show the Property to prospective purchasers or lessees of the Property.

ARTICLE VI - MISCELLANEOUS

6.01. Time. Time is and shall be of the essence of this Lease.

6.02. Waiver. The waiver by Landlord of any breach of any term, covenants or condition herein contained shall not be deemed to be a waiver of such term, condition or covenant, or any subsequent breach of the same, or any other term, covenant or condition herein contained.

6.03. Entire Agreement. This Agreement contains the entire Agreement between the parties, and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect.

6.04. Force Majeure. In the event that either party hereto shall be delayed or hindered in, or prevented from, the performance of any act required hereunder, by reason of strikes, lockouts, labor trouble, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrections, war, natural disaster, or other reason of a like nature, not the fault of the party delayed in performing work or doing acts required under the term of this Agreement, then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

6.05. Delivery of Property. Tenant agrees to deliver up the Property to Landlord at the expiration of this Agreement in as good a condition as when the same was entered into by Tenant, reasonable wear and tear excepted.

6.06. Default. If either party defaults in any of the covenants or agreements contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney's fee, incurred by the other party in enforcing its rights arising under this Agreement.

6.07. Notices. Any notices sent to the parties may be sent to them at the following addresses by certified or registered mail:

Landlord: Scientific Technology, Inc.
6550 Dumbarton Circle
Fremont, CA 94555

Tenant: Scientific Technologies, Inc.
Automation Sensors Division
1025 W. 1700 N.
Logan, UT 84321

6.08. Headings and Paragraph Numbers. Headings and paragraph numbers have been inserted solely for convenience and reference and shall not be construed to effect the meaning, construction of effect of this Agreement.

6.09. Invalid Provision. If any provisions of this Agreement shall be determined to be void or unenforceable, such determination shall not effect the validity of any remaining portion of this Agreement, and any remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion eliminated.

6.10. Binding. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their agents, successors-in-interest, assigns and transferees.

6.11. Authority of Signatories. Each person executing this Agreement individually and personally represents and warrants that he is duly authorized to execute and deliver the same on behalf of the corporation for which he is signing and that this Agreement is binding upon said corporation in accordance with its terms.

6.12. Holdover. If Tenant shall hold over following the expiration of the term of this Lease, such holding shall be on a month-to-month tenancy under the terms of this Lease.

6.13. Net Lease. This Lease shall be deemed and construed to be a net lease, and in no circumstances and under no conditions, whether now existing or hereafter arising, or whether within or beyond the present contemplation of the parties, shall the Landlord be required to make any payment of any kind whatsoever or be under any obligation or liability hereunder, except as herein expressly set forth.

Dated this 1st day of June, 2002

LANDLORD:

SCIENTIFIC TECHNOLOGY, INC.

By: /s/ Joseph J. Lazlara

Its Executive Vice President

Dated this 1st day of June, 2002

TENANT:

SCIENTIFIC TECHNOLOGIES, INC.

By: /s/ James M. Vella

Its Vice President